UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2025

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

345 Inverness Drive South, Building C, Suite 310 Englewood, CO 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	GEVO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2025 (the “Closing Date”), Gevo, Inc., a Delaware corporation (the “Company”), closed its previously announced transaction pursuant to that certain Asset Purchase Agreement (the “Purchase Agreement”) by and among the Company and its wholly owned subsidiaries Richardton CCS, LLC, a Delaware limited liability company (“R-CCS”), and Net-Zero Richardton, LLC, a Delaware limited liability company (“NZ-R”, and together with R-CCS, the “Buyers”), and Red Trail Energy, LLC, a North Dakota limited liability company (“Seller”). Pursuant to the Purchase Agreement, and subject to the terms and conditions thereof, the Buyers acquired substantially all of the assets, and assumed certain liabilities, of Seller on the terms set forth therein (the “Transaction”).

Credit Agreement

On the Closing Date, Net-Zero North HoldCo, LLC, a Delaware limited liability company (the “Borrower”), R-CCS, NZ-R (R-CCS, NZ-R and Borrower collectively , the “Project Companies”), Gevo North Dakota Operations, LLC, a Delaware limited liability company (“Operations Company”), and Gevo Intermediate HoldCo, LLC, a Delaware limited liability company (“Holdings”, and together with the Project Companies and the Operations Company, the “Guarantors”), each a direct or indirect subsidiary of the Company, entered into a Credit Agreement (the “Credit Agreement”) with OIC Investment Agent, LLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), and the lenders from time to time thereto (“Lenders”).

The Credit Agreement provides for a $105 million senior secured term loan that was funded on the Closing Date (the “Term Loan”) with a maturity of January 31, 2030. The proceeds of the Term Loan were used to partially fund the previously announced Transaction and the payment of fees under the Credit Agreement. The Credit Agreement also provides for additional uncommitted term loans in an aggregate amount to be mutually agreed upon by the Borrower, the Guarantors and the Lenders for use for certain future growth opportunities after the Closing Date. Interest on the Term Loan will accrue at a rate of (i) 10.00% per annum if the net leverage ratio as of the last day of the quarter for the measurement period (the “Measurement Period”) consisting of the prior four consecutive fiscal quarters of the Borrower (“Leverage Ratio”) is less than 1.5x, (ii) 10.75% per annum if the Leverage Ratio is equal to or greater than 1.5x, but less than 3.0x, and (iii) 11.50% per annum if the Leverage Ratio is equal to or greater than 3.0x and shall initially be set at 11.50% per annum until the next quarterly adjustment date. The Leverage Ratio is defined as the ratio of the combined indebtedness of the Borrower and the Guarantors (other than any indebtedness pursuant to any permitted working capital facility) less any cash equivalent investments in any collateral accounts to the consolidated EBITDA of the Borrower and Guarantors for the relevant Measurement Period. Interest will be due and payable in cash at the end of each quarter.

In connection with the Term Loan, and subject to the other terms under the Credit Agreement, Lenders made an equity investment in Holdings equal to $5 million on the Closing Date. The organizational documents of Holdings also provide Lenders with the right to appoint two non-voting observers to the board of managers of Holdings. Other than the transactions described herein, the Lenders and the Collateral Agent do not have any material relationship with the Company or its affiliates.

The Term Loan is secured by a first-lien security interest subject only to reasonable and customary permitted liens and encumbrances, in all the Borrower’s and each Guarantor’s tangible and intangible assets, properties controlled by Borrower and Guarantors, and contracts, including deposit accounts and collateral assignment of material contracts and certain real estate assets to be determined, and includes a pledge of all equity interests in the Borrower and its subsidiaries. The Credit Agreement also contains customary affirmative and negative covenants, events of default, mandatory prepayments (including an excess cash flow sweep), conditions precedent, representations, and warranties.

The foregoing descriptions of the Credit Agreement and the Term Loan do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of the Credit Agreement and Form of Term Loan Note, copies of which are filed herewith as Exhibits 10.1 and 10.2, and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The aggregate purchase price was $210 million, subject to customary adjustments, including a working capital adjustment (the “Purchase Price”). The Purchase Price was funded by a mixture of Company cash on hand and $105 million of debt financing from the Term Loan.

As previously disclosed, the Company and Seller entered into an escrow agreement pursuant to which the Company had deposited $10 million in earnest money, which was applied against the Purchase Price. In addition, pursuant to such escrow agreement, the Company deposited on the Closing Date (i) $1.26 million of the Purchase Price for the purposes of securing the post-closing indemnification obligations of Seller, and (ii) $5 million of the Purchase Price for purposes of securing any Purchase Price adjustments. Buyers obtained a representation and warranty insurance policy to provide coverage for certain breaches of representations and warranties of the Sellers, which coverage is subject to certain exclusions, deductibles and other terms and conditions as set forth in the policy.

The material terms of the Purchase Agreement were previously reported in Item 1.01 of the Current Report on Form 8-K filed on September 12, 2024 (the “September Form 8-K”) with the U.S. Securities and Exchange Commission (the “SEC”). The foregoing description of the Purchase Agreement and the Transaction contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which was filed with the SEC as Exhibit 2.1 to the September Form 8-K, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 3, 2025, the Company announced the closing of the Transaction. A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The Company intends to file the financial statements required by Item 9.01(a) by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed with respect to the closing of the Transaction.

(b) Pro forma financial information.

The Company intends to file the pro forma financial information relating to the Transaction required by Item 9.01(b) by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed with respect to the closing of the Transaction.

(d) Exhibits.

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of September 10, 2024, by and among the Company, Buyers, and Seller (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 12, 2024).
10.1*	Credit Agreement, dated as of January 31, 2025, by and between the Net-Zero North HoldCo, LLC, OIC Investment Agent, LLC, as administrative agent for the Lenders, and the other parties thereto.
10.2	Form of Term Loan Note
99.1	Press Release, dated February 3, 2025
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: February 3, 2025	By:	/s/ E. Cabell Massey
E. Cabell Massey
Vice President, Legal and Corporate Secretary